UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

INTELGENX TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6420 Abrams
 St- Laurent, Quebec, Canada H4S 1Y2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	IGXT	OTCQB
	IGX	TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

IntelGenx Technologies Corp. (the "Company" or "IntelGenx") announced on July 5, 2022 that, pursuant to the terms of a trust indenture governing, dated as of July 12, 2017 between the Company and TSX Trust Company, as supplemented by a first supplemental indenture dated as of August 8, 2017 and as further supplemented by the second supplemental trust indenture dated as of June 25, 2020, it issued (i) 19,381,223 shares of common stock of the Company ("Shares"), at a deemed price of CAD$0.2812 per Share, in payment of the outstanding CAD$5,450,000 aggregate principal amount of the Company's convertible unsecured subordinated debentures due June 30, 2022 (the "Debentures") and (ii) 573,684 Shares, at a deemed price of CAD$0.38 per Share, in payment of an aggregate of CAD$218,000 interest due on the Debentures as of June 30, 2022.

The Debentures, which were listed on the Toronto Stock Exchange under the symbol "IGX.DB," were delisted from trading as of the close of business on June 30, 2022.

INTELGENX TECHNOLOGIES CORP.

Date: July 6, 2022

By: /s/ Ingrid Zerbe
Ingrid Zerbe
Corporate Secretary